Exhibit 16

PricewaterhouseCoopers LLP
720 East Pete Rose Way
Suite 400
Cincinnati, OH 45202-3504
Telephone (513) 723-4700
Facsimile (513) 723-4777

March 16, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Regent Communications Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission pursuant to Item 9 of this Form 10-K. We agree with the statements concerning our Firm in Item 9 of this Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

cc:	Chief Accountant SECPS Letter File, Mail Stop 11-3 Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549